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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-130438 of our report dated March 12, 2004, relating to the 2003 consolidated financial statements of Bay View Capital Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the basis of accounting on October 1, 2003), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 23, 2006